                                                                   Exhibit 10.23


                             BAY STATE GAS COMPANY
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                        (Restated as of January 1, 1992)


                                SECOND AMENDMENT

     WHEREAS Bay State Gas Company (the "Company") adopted the Bay State Gas Company Supplemental Executive Retirement Plan (the "Plan"), originally effective July 1, 1986, for the purpose of attracting, retaining and motivating selected executives; and

     WHEREAS, the Company amended and restated the Plan effective January 1, 1992; and

     WHEREAS, the Company reserves the right to amend the Plan in Section 6.1 thereof; and

     WHEREAS, the Company has most recently amended the Plan effective August 1, 1994 by a First Amendment thereto; and

     WHEREAS, the Company desires further to amend the Plan;

     NOW THEREFORE, the Plan is hereby further amended as follows, effective January 1, 1997:

     Section 1.7, as heretofore amended by the First Amendment to the Plan, is hereby deleted in its entirety and a new Section 1.7 substituted therefor to read as follows:

     "1.7 'Participant' means an employee of the Company or an Affiliate who is an officer at the vice-president or equivalent level or above who has been approved for participation in the Plan by the Compensation Committee. An Employee shall become a 'participant' as of the date he or she meets the aforementioned eligibility requirements."

     IN WITNESS WHEREOF, Bay State Gas Company has caused this instrument to be executed by its duly authorized officer.

                                             BAY STATE GAS COMPANY


ATTEST:                                      By:  /s/ Joel Singer
                                                  ------------------------------
/s/ Charles H. Tenney, III                        Its President
-----------------------------
Clerk

                             BAY STATE GAS COMPANY
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                        (Restated as of January 1, 1992)



                                FIRST AMENDMENT



     WHEREAS Bay State Gas Company (the "Company") adopted the Bay State Gas Company Supplemental Executive Retirement Plan (the "Plan"), originally effective July 1, 1986, for the purpose of attracting, retaining and motivating selected executives;

     WHEREAS the Company has most recently amended and restated the Plan effective January 1, 1992;

     WHEREAS, the Company reserved the right to amend the Plan in Section 6.1 thereof; and

     WHEREAS, the Company desires further to amend the Plan;

     NOW, THEREFORE, the Plan is hereby amended as follows, effective August 1, 1994:

1. Section 1.6 is hereby amended by adding at the end thereof the following sentence:

     "Earnings shall not include any amounts paid by the Company to reimburse a Participant for the cost of premiums on any policy of insurance."

2. Section 1.7 is hereby deleted in its entirety and a new Section 1.7 substituted therefor to read as follows:

     "1.7    "Participant" means an employee of the Company or an Affiliate who is an officer at the vice president or equivalent level or above, duly elected by the Board of Directors. An employee shall become a "Participant" as of the date he or she meets such eligibility requirements."

3. Section 2.3 is hereby amended by adding at the end thereof the following sentence:

     "For purposes of this Section 2.3, "cause" means:

     (a) Conviction by a court of competent jurisdiction of any criminal offense involving dishonesty or breach of trust or any felony or crime of moral turpitude which directly and adversely affects the business of the Company;

          (b)  Commission of an act of fraud against the Company; or

          (c) Willful refusal to perform the duties reasonably assigned by the Board of Directors, which refusal continues for more than ten days after written notice to the Participant pursuant to a vote of two-thirds of the Board of Directors."

4. Section 3.2(a) is hereby amended by deleting the last sentence thereof and substituting therefor the following:

     "For purposes of this Article, the term Early Retirement Equivalent means the benefit payable at age 65 reduced by .4% per month for each month or part thereof that the Early Retirement Date precedes age 65."

5. Section 3.2(b) is hereby amended by deleting the first sentence thereof and substituting therefor the following:

     "If the Participant's Early Retirement Date is prior to his having attained age 60, said gross benefit amount will be reduced by .4% per month for each month or part thereof that the Early Retirement Date precedes the last day of the month in which the Participant would attain age 60 and that amount will be payable from the Early Retirement Date through the month in which the Participant attains age 60."

6. Article IV is hereby amended by adding at the end thereof a new Section 4.4 to read in its entirety as follows:

     "4.4      Change of Control. Notwithstanding Section 4.3, if a
               Participant who was a Participant prior to a Change of Control terminates employment subsequent to such Change of Control, the Participant will be entitled to a benefit, payable as provided in
               Section 3.5, in an amount equal to the benefit determined under
               Section 3.1 or 3.2, whichever is applicable, based on the Participant's Earnings and Service as of his termination of employment. A Participant to whom this Section 4.4 applies shall be deemed to have completed five years of Service (or, if greater, the Participant's actual service) for purposes of Sections 2.1 and 5.1 and, in the event of the Participant's death after his termination of employment but prior to the time benefits commence, the Participant shall be deemed to have been actively employed at the time of his death for purposes of
               Section 5.1.

               For purposes of this Section 4.4, a "Change of Control" shall be considered to have occurred if:

            (a) Any person, entity or group of persons (other than the Company or any wholly-owned subsidiary of the Company), within the meaning of sections 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Act"), becomes the beneficial owner, within the meaning of Rule 13d-3 promulgated under the Act, directly or indirectly, of 25% or more of the Company's then outstanding shares of common stock, par value $3.33 1/3 per share ("Common Stock");

            (b) Any person, entity or group of persons (other than the Company or any wholly-owned subsidiary of the Company), after purchasing Common Stock of the Company in a tender or exchange offer, becomes the beneficial owner, directly or indirectly, of 25% or more of the Common Stock;

            (c) The shareholders of the Company approve (i) a merger or consolidation of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the shares of Common Stock would be converted into cash, securities or other property, or (ii) any sale, lease, exchange or other transfer of all or substantially all of the Company's assets; or

            (d) There is a change in a majority of the members of the Company's
                Board of Directors within a 25-month period, unless such change has been approved by two-thirds of the Directors then still in office who were in office at the beginning of the 25-month period."


7. Section 6.1 is hereby amended by adding at the end of the second sentence thereof (ending "the needs of the situation") the following clause:

        "provided, that the Participant or, in the case of the Participant's death, the Surviving Spouse of the Participant agrees to such modification or waiver."

8. Article VI is hereby amended by adding a new Section 6.1A thereto read in its entirety as follows:

    "6.1A Attorney's Fees. The Company will pay the costs and expenses incurred by a Participant, including without limitation reasonable attorney's fees, in an action to obtain or enforce any rights or benefits under the Plan in which the Participant is successful."

     IN WITNESS WHEREOF, Bay State Gas Company has caused this instrument to be executed by its duly authorized officer.


                                   BAY STATE GAS COMPANY


Date:   October 7, 1994            By: /s/ Paul A. Ford
     ----------------------           -----------------------------------
                                      Title -- Senior Vice President, Operations


51634

                             BAY STATE GAS COMPANY





                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN











                                    Restated



                                January 1, 1992

                                    PREAMBLE


The name of this plan is the "Bay State Gas Company Supplemental Executive Retirement Plan" (the "Plan"). The Plan has been established by Bay State Gas Company (the "Company") for the purpose of providing a supplemental amount of retirement income in order to attract, retain, and motivate selected executives. The Plan, as originally adopted effective July 1, 1986, and amended and restated July 1, 1990, shall become effective as further amended and restated January 1, 1992.

                                   ARTICLE I

                                  DEFINITIONS

1.1 "Affiliate" means any corporation, partnership, or other organization which is designated as an "Affiliate" by the Committee and adopts the Plan.

1.2 "Basic Plan" means the Bay State Gas Company Pension Plan, as amended from time to time.

1.3 "Basic Plan Benefit" means the amount of benefit payable from the Basic Plan to a Participant (after adjustment for benefits payable for service with an Affiliate) in the form of a straight life annuity.

1.4 "Committee" means a committee made up of the Company's Chief Executive Officer, Chief Financial Officer, and Senior Vice President of Human Resources and Division Management, or such other persons as may be designated from time to time by the Board of Directors of the Company.

1.5 "Compensation Committee" means the committee of the Board of Directors charged with the responsibility for compensation and employee benefit matters.

1.6 "Earnings" means a Participant's average annual total cash compensation for his highest 36 months during his final ten years of employment with the Company and its Affiliates, which compensation shall include any contributions through a salary reduction agreement to a cash or deferred plan under IRC Section 401(k) and shall include any incentive compensation awards under the Company's Key Employee Incentive Compensation Plan. Incentive Compensation awards shall be included in earnings for the period in which the award was earned, regardless of when the award was paid. The incentive compensation awards included shall not exceed three annual awards, whether or not such incentive compensation was deferred under the Company's Key Officer Deferred Compensation Plan, and shall exclude any other incentive compensation

     In the case of a Participant having less than 36 months of employment with the Company and its Affiliates, "Earnings" means his average annual total compensation for his or her total final continuous period of employment with the Company and its Affiliates.

1.7 "Participant" means an employee of the Company or an Affiliate who is an officer at the vice president or equivalent level or above who has been approved for participation in the Plan by the Compensation Committee. An Employee shall become a "Participant" as of the date he or she meets the aforementioned eligibility requirements.

1.8 "Retirement" means the termination of a Participant's employment with the Company and its Affiliates on one of the retirement dates specified in
     Section 2.1.

1.9 "Service" means a Participant's years of service for vesting purposes under the terms of the Basic Plan and, if approved by the Compensation Committee, years of service with another organization(s) prior to Service with the Company.

1.10 "Surviving Spouse" means the spouse of a deceased Participant.

                                   ARTICLE II

                            ELIGIBILITY FOR BENEFITS

2.1  Retirement Dates.   Each Participant is eligible to retire and receive a
     benefit under the Plan beginning on one of the following dates:

          (a) "Normal Retirement Date," which is the first day of the month in which the Participant reaches age 65 and has 5 years of Service.

          (b) "Early Retirement Date," which is the first day of any month after the Participant reaches age 55 and has 5 years of Service.

          (c) "Postponed Retirement Date," which is the first day of any month following the Participant's Normal Retirement Date in which the Participant terminates employment with the Company.

2.2  Disability.    If, prior to his Retirement Date, a Participant sustains a total disability as determined by the Committee, he shall be entitled to receive a benefit hereunder beginning on any Early Retirement Date or on his Normal Retirement Date at the Participant's election.

2.3 Non-Competition or Discharge For Cause. If any Participant entitled to a benefit under the Plan is discharged for cause, or enters into competition with the Company, or interferes with the relations between the Company and any customer, or engages in any activity that would result in any decrease in or loss of revenues by the Company, the rights of such Participant to a benefit under the Plan, including the rights of a Surviving Spouse to a benefit, will be forfeited, unless the Committee determines that such activity is not detrimental to the best interests of the Company. However, if the individual ceases such activity and notifies the Committee in writing of this action, then the Participant's right to receive a benefit, and any right of a Surviving Spouse to a benefit, may be restored within 60 days of said notification, unless the Committee in its sole discretion determines that the prior activity has caused serious injury to the Company, which determination will be final and conclusive.

                                  ARTICLE III

                     AMOUNT AND FORM OF RETIREMENT BENEFIT

3.1 Benefit at Normal Retirement. The annual retirement benefit payable at a Participant's Normal Retirement Date as a single life annuity under the Plan will equal 4% of Earnings times completed years and full months of his Service, up to 15 years of Service, less the sum of the Benefit Offsets defined below calculated as benefits payable at age 65. The maximum annual benefit hereunder, payable as a single life annuity, shall be an amount equal to 60% of the Participant's Earnings, less the sum of the Benefit Offsets.

      For purposes of this Article, the term Benefit Offsets means the sum of the following annual amounts to which the Participant may be entitled, payable in the form of a single life annuity: (i) the amount of any Basic Plan retirement benefit excluding any Early Retirement Supplement payments made prior to age 62, (ii) the amount of any retirement benefit payable from a defined benefit plan of any prior employer of the Participant, and
      (iii) the amount of any retirement benefit payable from a defined benefit plan of any company affiliated with the Company.

3.2 Benefit at Early Retirement. The annual benefit payable at a Participant's Early Retirement Date will equal the gross benefit determined in Paragraph 3.1 before reduction for the Benefit Offsets, based upon his Earnings and Service at his Early Retirement Date, subject to the following adjustments:

            (a) If the Participant's Early Retirement Date is on or after his having attained age 60, said gross benefit amount will be reduced by the sum of the Benefit Offsets calculated as immediate benefits payable at the Early Retirement Date under the terms of the respective plans, or if such Benefit Offset amounts are either not immediately payable at the Early Retirement Date under the terms


                                                                           III-1
          of such plans or are not readily determinable based on the information available to the Company, then such Benefit Offset amounts shall be equal to the Early Retirement Equivalent of the Benefit Offset amounts payable at age 65. For purposes of this Article, the term Early Retirement Equivalent means the benefit payable at age 65 reduced by 4.8% per year for each year or part thereof that the early retirement data precedes age 65.

     (b) If the Participant's Early Retirement Date is prior to his having attained age 60, said gross benefit amount will be reduced by 4.8% per year for each year or part thereof that the Early Retirement Date precedes the last day of the month in which the Participant would attain age 60 and that amount will be payable from the Early Retirement Date through the month in which the Participant attains age
          60. Commencing the first day of the next month, that amount will be further reduced by the sum of the Benefit Offsets calculated as immediate benefits payable at the Early Retirement Date under the terms of the respective plans, or if such amounts are either not immediately payable at age 60 or are not readily determinable based upon information available to the Company, then such amounts shall be equal to the Early Retirement Equivalent of the Benefit Offset amounts payable at age 65.

3.3 Benefit at Postponed Retirement. The annual benefit payable at a Participant's Postponed Retirement Date will be equal to the benefit determined in accordance with Section 3.1 but based upon his or her Service and Earnings up to his or her Postponed Retirement Date.

3.4 Disability Benefit. A Participant who sustains a total and permanent disability pursuant to Section 2.2 may elect to begin to receive benefits on the date elected pursuant to Section 2.2. The amount of his benefit shall be determined as provided above for a benefit at his Normal Retirement Date or Early Retirement Date, but based upon the


                                                                           III-2

          Service he would have accrued had he continued as an employee of the Company until the date benefits began hereunder, and based upon his Earnings had his rate of base pay (as in effect immediately prior to such disability) continued until the date on which benefit payments begin hereunder, plus his highest three consecutive incentive compensation awards.

     3.5 Form of Benefit. The benefit determined under the Plan will be payable in an annuity or lump sum form, as elected by the Participant. If payment in the form of an annuity is elected, the annuity type shall be the same as that elected by the Participant with respect to his benefit, if any, payable under the Basic Plan. If benefits hereunder are paid in an annuity form other than a straight life annuity, the amount of the benefit from this Plan shall be reduced by the Basic Plan's factors for payment in a form other than a straight life annuity. If payment in the form of a lump sum is elected, the lump sum amount payable will be calculated in the same manner and according to the same interest rates and mortality tables as under the Basic Plan.

                                                                           III-3

                                   ARTICLE IV

                         PAYMENT OF RETIREMENT BENEFITS

4.1  Time of Payment.    Annuity benefits payable in accordance with Article III
     will commence on the Participant's date of Retirement as the Participant may elect. Benefits will continue to be paid on the first day of each succeeding month. The last payment will be made on the first day of the month in which the retired Participant dies unless otherwise elected in accordance with Section 3.5. Lump sum benefits payable in accordance with
     Article III will be payable as soon as practicable after the Participant's date of Retirement.

4.2 Coordination With Basic Plan. In the case of a Participant who is eligible to receive a normal or early retirement benefit under the Basic Plan, his benefit under the Plan shall be paid beginning at the same time as such Basic Plan benefit except in the case of a Participant whose Early Retirement Date occurs prior to age 60.

4.3  Pre-Retirement Termination.   No benefits are payable under the Plan if a
     Participant terminates employment for any reason, other than death, prior to his or her Retirement date, except as explicitly provided in this Plan.

                                   ARTICLE V

                             DEATH BENEFITS PAYABLE

5.1 Surviving Spouse Benefit. If a Participant dies while still actively employed and either after 5 years of Service or after age 65, but prior to Retirement, the Surviving Spouse will receive a benefit from the Plan. The benefit payable under this Article V shall be determined as follows:

     (a) If the Participant dies after attaining eligibility for Early or Normal Retirement, but prior to Retirement, the Surviving Spouse will receive a benefit equal to 50% of the amount of the Participant's benefit determined and paid in the same manner as provided in Article III, calculated as if the Participant had retired and commenced receiving a benefit on the first day of the month following the date of his death in the form of a 50% Joint and Survivor Annuity with his Surviving Spouse as beneficiary. The benefit will be payable monthly for the life of the Surviving Spouse and will commence on the first day of the month following the month in which the Participant dies.

     (b) Effective June 1, 1990, if the Participant dies after 5 years of Service, but prior to his Early Retirement Date, the Surviving Spouse will receive a benefit equal to 50% of the gross amount of the Participant's benefit determined and paid in the same manner as provided in Article III, Paragraph 3.2, calculated based on Earnings and Service at date of death and as if the Participant had retired at age 55 and commenced receiving a benefit in the form of a 50% Joint and Survivor Annuity with his Surviving Spouse as beneficiary. The benefit is payable monthly for the life of the Surviving Spouse and will commence on the first day of the month following the month in which the Participant attains age 55.

                                   ARTICLE VI
                                 MISCELLANEOUS

     6.1  Termination, Amendment, Suspension.     The Board of Directors of the
          Company may, in its sole discretion, terminate, suspend, or amend the Plan at any time or from time to time, in whole or in part. The Compensation Committee may in its sole discretion in special cases such as Participant illness, extraordinary service, etc., modify or waive ancillary Plan provisions to meet the needs of the situation. However, no termination, amendment, suspension or modification of the Plan will affect a retired Participant's right or the right of a Surviving Spouse to continue to receive a benefit in accordance with the Plan as in effect on the date such Participant or Surviving Spouse commenced to receive a benefit hereunder, nor will any such termination, amendment, suspension or modification result in a reduction of Participant's accrued benefit based on the Participant's Earnings and Service to the date of such change in the Plan.

     6.2 No Guarantee of Employment. Nothing contained herein will confer upon any Participant the right to be retained in the employ of the Company or any Affiliate, nor will it interfere with the right of the Company or an Affiliate to discharge or otherwise deal with a Participant without regard to the existence of the Plan.

     6.3 Funding. The Plan is unfunded and the Company will make Plan benefit payments solely on a current disbursement basis out of the general assets of the Company.

     6.4 No Alienation or Assignment of Benefit. To the maximum extent permitted by law, no benefit under the Plan shall be assignable or subject in any manner to alienation, sale, transfer, claims of creditors, pledge, attachment, or encumbrance of any kind.

6.5 Administration. The Committee may adopt rules and regulations to assist it in the administration of the Plan. The Committee shall have the sole authority to interpret the Plan based on its intent, and any decision by the Committee with regard to any Participant's or Surviving Spouse's benefit hereunder shall be conclusive and binding.

6.6 Participant's Access to Documents. Each Participant will receive a copy of the Plan.

6.7 Governing Law. The Plan is established under and will be construed in accordance with the laws of the Commonwealth of Massachusetts.

6.8 Gender and Number. The masculine gender, where appearing in the Plan, will be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates otherwise.

6.9 Headings. Headings are included for convenience of reference only and are not to be used in interpreting the Plan.


EXECUTED this 28th day of April, 1992.


BAY STATE GAS COMPANY

By:  /s/ Paul A. Ford
   ------------------------------------

Title:  Senior Vice President
      ---------------------------------

ASSET:

By:  /s/ Charles H. Tenney, III
   ------------------------------------

Title:  Clerk
      ---------------------------------


                                                                            VI-2